                                                                     EXHIBIT 1.1

                                  [ ] SHARES(1)

                        SUNSET FINANCIAL RESOURCES, INC.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT

                                 MARCH [ ], 2004


W.R. Hambrecht + Co., LLC
J.P. Morgan Securities Inc.
Stifel, Nicolaus & Company, Incorporated
As Representatives of several Underwriters
c/o W.R. Hambrecht + Co., LLC
539 Bryant Street
Suite 100
San Francisco, CA  94107

and

J.P. Morgan Securities Inc.
277 Park Avenue
New York, New York  10172


Ladies and Gentlemen:

         Sunset Financial Resources, Inc., a Maryland corporation (the "Company"), proposes to issue and sell up to an aggregate of [ ] shares of its authorized but unissued common stock, $0.001 par value per share (the "Common Stock"), to the Underwriters (as hereinafter defined), for whom you (the "Representatives") are acting as representatives (said [ ] shares of Common Stock to be issued and sold by the Company being herein called the "Underwritten Stock"). The Company has also granted the Underwriters an option to purchase up to an aggregate of [ ] additional shares of Common Stock (the "Option Stock," and the Option Stock together with the Underwritten Stock being hereinafter referred to as the "Shares"). The Common Stock is more fully described in the Registration Statement and the Prospectus hereinafter mentioned.

         The Company hereby confirms the agreements made with respect to the purchase of the Shares by the Underwriters, named in Schedule 1 hereto (herein collectively called the "Underwriters").

         1. REGISTRATION STATEMENT. The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-11 (No. 333-111018), including the related preliminary prospectus, for the registration under the


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(1)  Plus an option to purchase from the Company up to an aggregate of [ ]
     additional shares to cover over-allotments.

Securities Act of 1933, as amended (the "Securities Act"), of the Shares. Copies of such registration statement and of each amendment thereto, if any, including the related preliminary prospectus (meeting the requirements of Rule 430A of the rules and regulations of the Commission) heretofore filed by the Company with the Commission have been delivered to you and the Company has consented to the use of such copies for the purposes permitted by the Securities Act.

         (a) The term "Registration Statement" as used in this Agreement shall mean such registration statement, including all exhibits and financial statements, all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, in the form in which it became effective, and any registration statement filed pursuant to Rule 462(b) of the rules and regulations of the Commission with respect to the Shares (herein called a "Rule 462(b) registration statement"), and, in the event of any amendment thereto after the effective date of such registration statement (the "Effective Date"), shall also mean (from and after the effectiveness of such amendment) such registration statement as so amended (including any Rule 462(b) registration statement). The term "Prospectus" as used in this Agreement shall mean the prospectus relating to the Shares first filed with the Commission pursuant to Rule 424(b) and Rule 430A (or if no such filing is required, as included in the Registration Statement) and, in the event of any supplement or amendment to such prospectus after the Effective Date, shall also mean (from and after the filing with the Commission of such supplement or the effectiveness of such amendment) such prospectus as so supplemented or amended. The term "Preliminary Prospectus" as used in this Agreement shall mean each preliminary prospectus included in such registration statement prior to the time it becomes effective.

         (b) The Registration Statement has been declared effective under the Securities Act, and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement.

         2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Underwriter as follows:

         (a) Neither the Commission nor any state securities commission has issued any order preventing or suspending the use of any Preliminary Prospectus or has instituted or threatened to institute any proceedings with respect to such an order. The Registration Statement and the Prospectus comply, and on the Closing Date (as hereinafter defined) and any later date on which the Option Stock is to be purchased, the Prospectus will comply, in all material respects, with the provisions of the Securities Act and the rules and regulations of the Commission thereunder (the "Securities Act and Rules"). On the Effective Date, the Registration Statement did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and on the Effective Date the Prospectus did not, and on the Closing Date and any later date on which the Option Stock is to be purchased, will not, contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein, or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties in this subparagraph 2(a) shall apply to statements in, or omissions from, the Registration Statement or



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the Prospectus made in reliance upon and in conformity with information herein or otherwise furnished in writing to the Company by or on behalf of the Underwriters expressly for use in the Registration Statement or Prospectus.

         (b) The only subsidiary of the Company is SFR Subsidiary, Inc. ("SFR"), and the Company does not hold any equity interest in any corporation, limited liability company, partnership, joint venture or entity other than SFR. SFR has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, having full power and corporate authority to own or lease its properties and to conduct its business as described in the Registration Statement and the Prospectus; and (ii) is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary (except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results of operations of the Company and SFR, taken as a whole a "Material Adverse Effect"); all of the issued and outstanding shares of capital stock of SFR have been duly authorized and validly issued and are fully paid and are non-assessable and are owned by the Company directly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of SFR were issued in violation of preemptive or other similar rights arising by operation of law, under the charter or bylaws of SFR or under any agreement or instrument to which the Company or any SFR is a party. As of the Closing Date, SFR will be organized, will operate and together with Company will make, in a timely manner, the joint election necessary so as to qualify as a taxable REIT subsidiary ("TRS") under Section 856(l) of the Code, and will use its best efforts to and intends to remain qualified as a TRS. Neither SFR nor the Company know of any event or condition which would cause or is likely to cause SFR to fail to qualify as a TRS.

         (c) The Company (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, having full power and corporate authority to own or lease its properties and to conduct its business as described in the Registration Statement and the Prospectus; and (ii) is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary (except where the failure to be so qualified would not have a Material Adverse Effect. The Company has employees located solely in Florida, and in no other jurisdiction in the United States, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of the State of Florida which are the only jurisdictions where the Company is required to be so qualified.

         (d) The Company has the duly authorized and validly issued outstanding capitalization as of [ ], 2004 set forth under the caption "Capitalization" in the Prospectus and will have the adjusted capitalization as of [ ], 2004 (giving effect to the closing of the offering contemplated by this Agreement) set forth therein on the Closing Date and any later date on which the Option Stock is to be purchased, based on the assumptions set forth therein. The securities of the Company conform to the descriptions thereof contained in the Registration Statement and the Prospectus. The form of certificates for the Shares conforms to the requirements of the Maryland General Corporation Law. The outstanding shares of the



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Company's capital stock have been duly authorized and validly issued by the
Company and are fully paid and nonassessable and, except as otherwise described in the Preliminary Prospectus, the Prospectus and the Registration Statement, were issued in transactions that were exempt from the registration requirements of the Securities Act, without violation of any preemptive rights, rights of first refusal or similar rights. Except as created hereby or otherwise described in the Registration Statement and the Prospectus, there are no outstanding options, warrants, rights or other arrangements requiring the Company at any time to issue any capital stock. No holders of outstanding shares of capital stock of the Company are entitled as such to any preemptive or other rights to subscribe for any of the Shares to be sold by the Company, and neither the filing of the Registration Statement nor the offering or sale of the Shares to be sold by the Company as contemplated by this Agreement gives rise to any rights, other than those that have lapsed or have been waived or satisfied, for or relating to, the registration of any securities of the Company. The Shares to be sold by the Company hereunder are duly authorized, and will be, when sold to the Underwriters as provided herein, validly issued, fully paid and nonassessable and conform to the description thereof contained in the Section of the Registration Statement and the Prospectus entitled "Description of Capital Stock." No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares to be sold by the Company as contemplated herein.

         (e) The Company has full legal right, corporate power and authority to enter into this Agreement and to consummate the transactions provided for herein. This Agreement has been duly authorized, executed and delivered by the Company and, assuming it is a binding agreement of the Underwriters, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights and the application of equitable principles relating to the availability of remedies and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws), and none of the Company's execution or delivery of this Agreement, its performance hereunder, its consummation of the transactions contemplated herein, its application of the net proceeds of the offering in the manner set forth under the caption "Use of Proceeds" or the conduct of its business as described in the Registration Statement and the Prospectus, conflicts or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, causes or will cause (or permits or will permit) the maturation or acceleration of any liability or obligation or the termination of any right under, or result in the creation or imposition of any lien, charge or encumbrance upon, any property or assets of the Company or SFR pursuant to the terms of (i) the articles of incorporation or bylaws of the Company or SFR; (ii) any indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note agreement or other agreement or instrument to which the Company or SFR is a party or by which either the Company or SFR is bound or to which their respective property is subject; or (iii) any statute, judgment, decree, order, rule or regulation applicable to the Company or SFR of any government, arbitrator, court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having jurisdiction over the Company or SFR or their respective activities or properties, which, in the case of clause (ii) and (iii) above, would reasonably be expected to have a Material Adverse Effect.


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         (f) The Common Stock has been approved for listing on the New York
Stock Exchange and, prior to the Closing Date, (i) the Common Stock shall be listed and duly admitted to trading on the New York Stock Exchange and (ii) the Shares will be authorized for inclusion in the New York Stock Exchange.

         (g) The financial statements of the Company and the related notes and schedules thereto included in the Registration Statement and the Prospectus fairly present the financial position, results of operations, stockholders' equity and cash flows of the Company at the dates and for the periods specified therein. Such financial statements and the related notes and schedules thereto have been prepared in accordance with United States generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein) and all adjustments necessary for a fair presentation of results for such periods have been made. The statistical data included in the Registration Statement and the Prospectus are true and accurate in all material respects and present fairly the information shown therein and such data has been prepared on a basis consistent with the books and records of the Company.

         (h) Ernst & Young LLP who have certified our balance sheets, related statements of operations, stockholders' equity, and cash flows as of December 31, 2003, and our results of operations and cash flows for the period beginning October 6, 2003 and ended December 31, 2003, filed with the Commission as part of the Registration Statement and the Prospectus, have represented to the Company that they are independent public accountants as required by the Securities Act and the rules and regulations promulgated thereunder. All auditing services and non-audit services, other than de minimus services, provided to the Company by Ernst & Young LLP since July 30, 2002, have been preapproved by the audit committee of the Company's board of directors in accordance with Section 10A of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (i) Each of the Company and SFR maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) to ensure that material information relating to the Company and SFR is made known to the Company's principal executive officer and the Company's principal financial officer or persons performing similar functions.

         (j) The Company has filed all necessary federal, state and local income, franchise and other material tax returns and has paid all taxes shown as due thereunder, and the Company has no tax deficiency that has been or, to their knowledge, that might be assessed against the Company that, if so assessed, would have a Material Adverse Effect. All tax liabilities accrued through the date hereof have been adequately provided for on the books of the Company.



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

         (k) The Company maintains insurance underwritten by insurers of recognized financial responsibility of the types and in amounts and with such deductibles as are customary for companies in the same or similar business, all of which insurance is in full force and effect.

         (l) Except as disclosed in the Registration Statement and the Prospectus, there is no action, suit, claim, proceeding or investigation pending or, to the Company's knowledge, threatened against the Company or SFR before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic or foreign, that (i) questions the validity of the capital stock of the Company or this Agreement or any action taken or to be taken by the Company pursuant to or in connection with this Agreement; (ii) is required to be disclosed in the Registration Statement and the Prospectus, which is not so disclosed (and such proceedings, if any, as are summarized in the Registration Statement and the Prospectus are accurately summarized in all material respects); or (iii) may have a Material Adverse Effect.

         (m) All executed agreements or copies of executed agreements filed or incorporated by reference as exhibits to the Registration Statement have been duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding agreements of the Company enforceable by and against it in accordance with their respective terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors' rights generally, and general equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws). The descriptions in the Registration Statement and the Prospectus of contracts and other documents are accurate in all material respects and fairly present the information required to be shown with respect thereto by the Securities Act and Rules. There are no contracts or other documents that are required by the Securities Act or Rules to be described in the Registration Statement and the Prospectus or filed as exhibits to the Registration Statement that are not described or filed as required. The exhibits that have been filed are complete and correct copies of the documents of which they purport to be copies. No party has any right to require the Company to register any securities for sale under the Securities Act.

         (n) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as expressly contemplated therein, the Company has not incurred, other than in the ordinary course of its business, any material liabilities or obligations, direct or contingent, purchased any of its outstanding capital stock, paid or declared any dividends or other distributions on its capital stock or entered into any material transactions, and there has been no material change in capital stock or debt or any material adverse change, or any development involving a prospective material adverse change, in the business, properties, assets, net worth, condition (financial or otherwise) or results of operations of the Company, whether or not arising from transactions in the ordinary course of business.

         (o) Neither the Company nor SFR is, nor with the giving of notice or lapse of time or both will the Company or SFR be, in violation of or in default under, any term or provision of (i) their respective articles of incorporation or bylaws; (ii) any indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note agreement or other agreement or instrument to which the Company or SFR is a party or by which either of them is bound or to which any of their respective property is subject, or any indebtedness, the effect of which breach or default singly or in the aggregate may have a Material Adverse Effect; or (iii) any statute, judgment, decree, order, rule or regulation applicable to the Company or of any arbitrator, court, regulatory body, administrative agency or any other governmental agency or body, domestic or foreign, having jurisdiction over the Company or SFR or their respective activities or properties and the effect of which violation or default singly or in the aggregate may have a Material Adverse Effect.

         (p) The Company has not incurred any liability for a fee, commission, or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than as contemplated hereby.

         (q) No labor disturbance by the employees of the Company or principal suppliers or customers of the Company exists or, to the Company's knowledge, is imminent.

         (r) Except as disclosed in the Registration Statement and the Prospectus, each of the Company and SFR owns, is licensed or otherwise possesses all rights to use, all patents, patent rights, inventions, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, copyrights and other intellectual property rights (collectively, the "Rights") necessary for the conduct of their respective businesses as described in the Registration Statement and the Prospectus. Except as disclosed in the Registration Statement and the Prospectus, to the Company's knowledge, no claims have been asserted against the Company or SFR by any person with respect to the use of any such Rights or challenging or questioning the validity or effectiveness of any such Rights. The continued use of the Rights in connection with the business and operations of the Company and SFR does not, to the knowledge of the Company, infringe on the rights of any person, which, if the subject of an unfavorable decision, ruling or filing, would have a Material Adverse Effect.

         (s) Each of the Company and SFR is conducting their respective businesses in compliance with all applicable laws, ordinances or governmental rules or regulations of the jurisdictions in which it is conducting business, except (i) where the failure to be so in compliance would not have a Material Adverse Effect or (ii) as otherwise disclosed in the Registration Statement or Prospectus. Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the National Association of Securities Dealers, Inc. (the "NASD") to qualify or exempt the Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

         (t) Neither the Company, nor, to the Company's knowledge, any of its officers, directors or affiliates (within the meaning of the rules and regulations promulgated under the Securities Act), has taken or may take, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock of the Company, to facilitate the sale or resale of the Shares or otherwise.


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         (u) The Company is not, nor after giving effect to the issuance and sale of the Shares by the Company and the application of the net proceeds therefrom as described under the caption "Use of Proceeds" in the Prospectus, will it be, an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations of the Commission promulgated thereunder.

         (v) There are no transfer taxes or similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Company of the Shares to be sold by the Company.

         (w) The Company has good and marketable title to all properties and assets described in the Registration Statement and the Prospectus as owned by it, free and clear of all liens, encumbrances, security interests, equities, claims and defects, except such as are described in the Registration Statement and Prospectus, or such as are not materially important in relation to the business of the Company. The Company has valid and enforceable leases for the properties described in the Registration Statement and the Prospectus as leased by it, free and clear of all liens, encumbrances, security interests, equities, claims and defects, except such as are not material and do not interfere with the use made by the Company thereof and except as disclosed in the Registration Statement and the Prospectus. The Company owns or leases all such properties as are necessary to its operations as now conducted, as set forth in the Registration Statement and the Prospectus, and the properties and businesses of the Company conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

         (x) The Company holds all franchises, licenses, permits, approvals, certificates and other authorizations from federal, state and other governmental or regulatory authorities necessary for the ownership, leasing and operation of its properties or required for the present and proposed conduct of its business, and such franchises, licenses, permits, approvals, certificates and other governmental authorizations are in full force and effect and the Company is in compliance therewith in all material respects, except where the failure so to hold, obtain, maintain or comply with would not be reasonably expected to have a Materially Adverse Effect.

         (y) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called "ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan"; or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "Pension Plan" for which the Company would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.


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

         (z) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the current or prior directors, officers, stockholders, customers or suppliers of the Company, on the other hand, which is required to be described in the Registration Statement and the Prospectus that is not so described.

         (aa) Neither the Company nor SFR nor any director or officer of the Company or SFR nor, to the knowledge of the Company, any agent, employee or other person associated with or acting on behalf of the Company or SFR or has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provisions of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence, payment, kickback or other unlawful payment.

         (bb) Since its inception, the Company has not, directly or indirectly, including through any subsidiary, extended or maintained credit, arranged for the extension of credit or renewed an extension of credit in the form of a personal loan to or for any director or executive officer in violation of
Section 13(k) of the Exchange Act.

         (cc) The business and operations of the Company have been and are being conducted or operated in compliance with all applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations or requirements relating to occupational safety and health, pollution, protection of health or the environment (including, without limitation, those relating to emissions, discharges, release or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, gaseous or liquid in nature) or otherwise relating to remediating real property in which the Company has or has had any interest, whether owned or leased, of any governmental department, commission, board, bureau, agency or instrumentality of the United States, any state or political subdivision thereof and all applicable judicial or administrative agency or regulatory decrees, awards, judgments and orders relating thereto, except for such failures to so comply as would not, individually or in the aggregate, have a Material Adverse Effect and the Company has not received any notice from a governmental instrumentality or any third party alleging any violation thereof or liability thereunder (including, without limitation, liability for costs of investigating or remediating sites containing hazardous substances or damage to natural resources).

         (dd) Neither the Company nor any officer of the Company nor, to the Company's knowledge, any employee of the Company is a party to any contract or commitment that restricts in any material respect the ability of the Company or such individual to engage in the business of the Company or SFR as described in the Registration Statement and the Prospectus.

         (ee) As of the Closing Date, the Company will be organized and will operate so as to qualify as a "real estate investment trust" ("REIT") under Sections 856 through 860 of the Code, and will use its best efforts to and intends to remain qualified to, be taxed as a REIT under the Code and pursuant to any applicable state tax laws. The Company does not know of any event or condition which would cause or is likely to cause the Company to fail to qualify as a REIT.

         (ff) Neither the Company nor SFR owns any real property; and, except as described in the Prospectus, neither the Company nor SFR has conducted any business.

         (gg) SFR is not currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on its capital stock, from repaying to the Company any loans or advances to SFR from the Company or from transferring any of SFR's properties or assets to the Company.

         (hh) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

         3. PURCHASE OF THE SHARES BY THE UNDERWRITERS.

         (a) On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company shall sell the Underwritten Stock to the Underwriters, and the Underwriters agree to purchase from the Company, the Underwritten Stock. The price at which such shares of Underwritten Stock shall be sold by the Company and purchased by the Underwriters shall be [ ] per share (the "Purchase Price"). In making this Agreement, each Underwriter is contracting severally and not jointly; and except as provided in paragraphs (b) and (c) of this Section 3, the agreement of each Underwriter is to purchase only the respective number of shares of the Underwritten Stock specified in Schedule 1.

         (b) If for any reason one of the Underwriters shall fail or refuse (other than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 or 12 hereof) to purchase and pay for the number of Shares agreed to be purchased by such Underwriter, the non-defaulting Underwriters shall have the right within 24 hours after the receipt by you of notice of such failure or refusal to so purchase, to purchase or procure one or more other Underwriters to purchase, in such proportions as may be agreed upon between you and such purchasing Underwriter and upon the terms herein set forth, all or any part of the Shares that such defaulting Underwriter agreed to purchase. If a non-defaulting Underwriter fails so to make such arrangements with respect to all such Shares and portion, the number of Shares that such non-defaulting Underwriter is otherwise obligated to purchase under this Agreement shall be automatically increased on a pro rata basis to absorb the remaining Shares and portion that the defaulting Underwriter agreed to purchase; provided, however, that such non-defaulting Underwriter shall not be obligated to purchase the Shares and portion that such defaulting Underwriter agreed to purchase if the aggregate number of such Shares exceeds 10% of the total number of Shares that the Underwriters agreed to purchase under this Agreement. If the total number of Shares that the defaulting Underwriter agreed to purchase shall not be purchased or absorbed in accordance with the two preceding sentences, the Company shall have the right, within 24 hours next succeeding the 24-hour period referred to above, to make arrangements with other underwriters or purchasers reasonably satisfactory to you for purchase of such Shares and portion on the terms herein set forth. In any such case, either you or the Company shall have the right to postpone the Closing Date determined as provided in Section 5 hereof for not more than seven business days after the date originally fixed as the Closing Date pursuant to said Section 5 in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made. If such non-defaulting Underwriter or the Company does not make arrangements (such arrangements being subject to the Underwriters' approval, which shall not be unreasonably withheld) within the 24-hour periods stated above for the purchase of all the Shares that such defaulting Underwriter agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to the non-defaulting Underwriters or on the part of the non-defaulting Underwriters to the Company except that the Company shall continue to be obligated as set forth in Section 6(g), Section 8 and Section 9. Nothing in this paragraph 3(b), and no action taken hereunder, shall relieve a defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         (c) On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Company grants an option to the Underwriters to purchase, severally and not jointly the Option Stock at the Purchase Price. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Stock by the Underwriters and may be exercised in whole or in part at any time (but not more than twice) on or before the 30th day after the date of this Agreement upon written or electronic notice by the Representatives to the Company setting forth the aggregate number of shares of Option Stock as to which the Underwriters are exercising the option. Delivery of the certificates for the shares of Option Stock, and payment therefor shall be made as provided in Section 5 hereof. The number of shares of Option Stock to be purchased by each Underwriter shall be in such amounts as the Underwriters shall agree upon prior to the exercise of the option set forth hereunder.

         4. OFFERING BY THE UNDERWRITERS.

         (a) The terms of the initial public offering by the Underwriters of the Shares to be purchased by them shall be as set forth in the Prospectus. The Underwriters may from time to time change the public offering price after the closing of the initial public offering and increase or decrease the concessions and discounts to dealers as they may determine.

         (b) The information set forth under the first paragraph under the caption "Underwriting-Commissions and Discounts," the last sentence under the caption "Underwriting-Listing on the New York Stock Exchange," and the second and third paragraphs under the caption "Underwriting-Price Stabilization, Short Positions and Penalty Bids", in each case, in any Preliminary Prospectus and the Prospectus relating to the Shares filed by the Company (insofar as such information relates to the Underwriters or related persons) constitutes the only information furnished by the Underwriters to the Company for inclusion in the Registration Statement, any Preliminary Prospectus and the Prospectus.

         5. DELIVERY OF AND PAYMENT FOR THE SHARES.

         (a) Delivery of certificates for the shares of the Underwritten Stock and the Option Stock (if the option granted by Section 3(b) hereof shall have been exercised not later than 8:00

A.M., Pacific Standard Time, on the date two business days preceding the Closing
Date), and payment therefor, shall be made at the office of Sidley Austin Brown & Wood LLP, 555 California Street, San Francisco, California 94104 on the third (fourth, if the pricing occurs after 4:30 p.m. (Eastern Time) on any given day) business day after the date of this Agreement, or at such time on such other day, not later than seven full business days after such third business day, as shall be agreed upon in writing by the Company and you. The date and hour of such delivery and payment are herein called the Closing Date.

         (b) If the option granted by Section 3(b) hereof shall be exercised after 8:00 A.M., Pacific Standard Time, on the date two business days preceding the Closing Date, delivery of certificates for the shares of Option Stock, and payment therefor, shall be made at the office of Sidley Austin Brown & Wood LLP, 555 California Street, San Francisco, California 94104 at 7:00 A.M., Pacific Standard Time, on the third business day after the exercise of such Option, or at such time on such other day, not later than seven full business days after such third business day, as shall be agreed upon in writing by the Company and you.

         (c) Payment for the Shares purchased from the Company shall be made to the Company or its order by wire transfer or one or more certified or official bank check or checks in same day funds. Such payment shall be made upon delivery of certificates for the Shares to you against receipt therefor signed by you. Certificates for the Shares to be delivered to you shall be registered in the name or names and shall be in such denominations as you may request at least two business days before the Closing Date, in the case of Underwritten Stock, and at least one business day prior to the purchase thereof, in the case of Option Stock. Such certificates will be made available to the Underwriters for inspection, checking and packaging on the business day preceding the Closing Date or, in the case of Option Stock, by 12:00 P.M., Pacific Standard Time, on the business day preceding the date of purchase.

         6. COVENANTS OF THE COMPANY. The Company covenants and agrees as follows:

         (a) The Company will (i) prepare and timely file with the Commission under Rule 424(b) a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A; and (ii) not file with the Commission any amendment to the Registration Statement or supplement to the Prospectus (a) of which the Underwriters shall not previously have been advised and furnished with a copy a reasonable period of time prior to the proposed filing and as to which filing the Underwriters shall not have given their consent or (b) of which is not in compliance with the Securities Act or the rules and regulations of the Commission thereunder.

         (b) As soon as the Company is advised or obtains knowledge thereof, the Company will advise the Underwriters (i) of any request made by the Commission for amendment of the Registration Statement, for supplement to the Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or the institution or threat of any action, investigation or proceeding for that purpose; or (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction, or the receipt by it of notice of the initiation or threatening of any proceeding for that purpose. The Company will use its reasonable best efforts to prevent the issuance of any such order and, if issued, to obtain the lifting or withdrawal thereof as soon as possible.

         (c) The Company will (i) on or before the Closing Date, deliver to each of the Representatives a signed copy, and to each of the other Underwriters a conformed copy of the Registration Statement as originally filed and of each amendment thereto filed prior to the time the Registration Statement becomes effective and, promptly upon the filing thereof, a signed copy for each of the Representatives and conformed copy for each of the other Underwriters of each post-effective amendment, if any to the Registration Statement (together with, in each case, all exhibits thereto unless previously delivered to the Underwriters); (ii) as promptly as possible deliver to the Underwriters, at such office as the Underwriters may designate, as many copies of the Prospectus as the Underwriters may reasonably request; and (iii) thereafter from time to time during the period in which a prospectus is required by law to be delivered by an Underwriter or a dealer, likewise send to the Underwriters as many additional copies of the Prospectus and as many copies of any supplement to the Prospectus and of any amended prospectus, filed by the Company with the Commission, as the Underwriters may reasonably request for the purposes contemplated by the Securities Act.

         (d) If at any time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Company or of counsel for the Underwriters, to supplement or amend the Prospectus in order to make the Prospectus not misleading in light of the circumstances existing at the time it is delivered to a purchaser of the Shares, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus so that the Prospectus as so supplemented or amended will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time such Prospectus is delivered to such purchaser, not misleading. The Company authorizes the Underwriters and all dealers to whom any of the Shares may be sold by the Underwriters to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Shares in accordance with the applicable provisions of the Securities Act and the applicable rules and regulations thereunder for such period.

         (e) Prior to the filing thereof with the Commission, the Company will submit to you, for your information, a copy of any post-effective amendment to the Registration Statement and any supplement to the Prospectus or any amended prospectus proposed to be filed.

         (f) The Company will cooperate, when and as requested by you, in the qualification of the Shares for offer and sale under the securities or blue sky laws of such jurisdictions as you may designate and, during the period in which a prospectus is required by law to be delivered by an Underwriter or a dealer, in keeping such qualifications in good standing under said securities or blue sky laws; provided, however, that the Company shall not be required to qualify as a foreign corporation or file any general consent to service of process in any jurisdiction in which it is not so qualified. The Company will from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as you may reasonably request for distribution of the Shares.

         (g) The Company agrees to pay the costs and expenses relating to the following matters: (A) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus, and each amendment or supplement to any of them; (B) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (C) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Shares to be sold by the Company; (D) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (E) the registration of the Shares under the Exchange Act and the listing of the Shares on the New York Stock Exchange; (F) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states and any other jurisdictions (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (G) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (H) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; (I) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (J) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

         (h) As soon as practicable, but in any event not later than 45 days after the end of the first fiscal quarter first occurring after the first anniversary of the Effective Date, the Company will make generally available to its security holders, in the manner specified in Rule 158(b) of the rules and regulations promulgated under the Securities Act, an earnings statement that will be in the detail required by, and will otherwise comply with, the provisions of Section 11(a) of the Securities Act and Rule 158(a) of the rules and regulations promulgated thereunder.

         (i) During a period of three years after the date hereof, the Company will furnish or make available to the Underwriter copies of all periodic and special reports furnished to the shareholders of the Company including but not limited to (i) as soon as reasonably practicable after the end of each fiscal year, copies of the Company's Annual Report and (ii) as soon as reasonably practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Report on Form 8-K or other information, documents or reports filed with the Commission.

         (j) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for its Common Stock.

         (k) The Company will not, directly or indirectly, without the prior written consent of W.R. Hambrecht + Co., LLC and J.P. Morgan Securities Inc., on behalf of the Underwriters, issue, offer, sell, grant any option to purchase or otherwise dispose (or announce any issuance, offer, sale, grant of any option to purchase or other disposition) of any shares of Common Stock or any securities convertible into, or exchangeable or exercisable for, shares of Common Stock for a period of 180 days from the effective date of the Registration Statement, except (i) pursuant to this Agreement, (ii) pursuant to the exercise of warrants outstanding on the date hereof and as described in the Prospectus or (iii) pursuant to the exercise of stock options outstanding on the date hereof, or granted subsequent to the date hereof, pursuant to a stock option or other employee benefit plan in existence on the date hereof and as described in the Prospectus.

         (l) The Company will cause the Shares to be duly listed, and admitted and authorized for trading, on the New York Stock Exchange prior to the Closing Date.

         (m) The Company will not take, directly or indirectly, and will use its best efforts to cause its officers, directors or affiliates not to take, directly or indirectly, any action designed to, or that might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company.

         (n) The Company will apply the net proceeds of the offering received by it in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

         (o) The Company will use its best efforts to timely file all such reports, forms or other documents as may be required from time to time, under the Securities Act, the rules and regulations promulgated thereunder, the Exchange Act and the rules and regulations promulgated thereunder, and all such reports, forms and documents filed will comply as to form and material substance with the applicable requirements under the Securities Act, the rules and regulations promulgated thereunder, the Exchange Act and the rules and regulations promulgated thereunder.

         (p) The Company is familiar with the Investment Company Act of 1940, as amended, and has in the past conducted its affairs, and will in the future conduct its affairs, in such a manner to ensure that the Company was not and will not be an "investment company" or a "company" controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

         (q) The Company either has caused to be delivered to you or will cause to be delivered to you prior to the effective date of the Registration Statement a letter (the "Lock-Up Agreement") from each of the Company's directors, executive officers and five percent (5%) or greater stockholders and Sapphire Advisors LLC and each of its members stating that such person or entity agrees that he, she or it will not, without the prior written consent of W.R. Hambrecht + Co., LLC and J.P. Morgan Securities Inc. directly or indirectly, (i) sell, offer, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option right or warrant to purchase, transfer the economic risk of ownership in, make any short sale, pledge or otherwise dispose of any shares of capital stock of the Company or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire any shares of capital stock of the Company, or
(ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of capital stock of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise, in each case, that such person or entity directly or beneficially owns or acquires, for a period of 180 days after the from the effective date of the Registration Statement.

         (r) Until March [ ], 2006, the Company will retain Ernst & Young LLP or a comparable qualified independent account, as its qualified accountants and such qualified tax experts as the Company may identify to assist the Company in developing appropriate accounting systems and testing procedures and to conduct quarterly compliance reviews designed to determine compliance with the REIT provisions of the Code and the Company's exempt status under the 1940 Act.

         (s) The Company will not invest in futures contracts, options on futures contracts or options on commodities unless the Company is exempt from the registration requirements of the Commodity Exchange Act, as amended, or otherwise complies with the Commodity Exchange Act, as amended. In addition, the Company will not engage in any activities which might be subject to the Commodity Exchange Act, as amended, unless such activities are exempt from the Commodity Exchange Act or otherwise comply with that Commodity Exchange Act or with an applicable no-action letter to the Company from the Commodities Futures Trading Commission.

         (t) Provided that the closing of the offering contemplated by this Agreement has occurred, the Company will make an election to qualify as a REIT under Section 856 through 860 of the Code with its 2004 U.S. Federal income tax return (and will as necessary during 2004 make a joint election with one or more corporate subsidiaries, including SFR, to treat such subsidiaries as taxable REIT subsidiaries).

         7. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters under this Agreement are subject to the performance by the Company on and as of the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, of its respective covenants and agreements hereunder, and the following additional conditions:

         (a) The Registration Statement shall have become effective, and no stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Company or the Underwriters, shall be contemplated by the Commission.

         (b) The Underwriters shall be satisfied that (i) as of the Effective Date, the statements made in the Registration Statement and the Prospectus were true and correct and neither the Registration Statement nor the Prospectus omitted to state a fact required to be stated therein or that is necessary to make the statements therein not misleading; (ii) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Prospectus that has not been set forth in an effective supplement or amendment; (iii) since the respective dates as of which information is given in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, there has not been any material adverse change or any development involving a prospective material adverse change in the business, properties, financial condition or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, and since such dates, except in the ordinary course of business, the Company has not entered into any material transaction not referred to in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein; (iv) the Company does not have any material contingent obligations that are not disclosed in the Registration Statement and the Prospectus; (v) there are no pending or, to the Company's knowledge, threatened legal proceedings to which the Company is a party or of which property of the Company is subject that are material and that are not disclosed in the Registration Statement and the Prospectus; (vi) there are not any franchises, contracts, leases or other documents that are required to be filed as exhibits to the Registration Statement that have not been filed as required; and (vii) the representations and warranties of the Company herein are true and correct as of the Closing Date or any later date on which Option Stock is to be purchased, as the case may be.

         (c) On or prior to the Closing Date, the legality and sufficiency of the sale of the Shares hereunder and the validity and form of the certificates representing the Shares, all corporate proceedings and other legal matters incident to the foregoing, and the form of the Registration Statement and of the Prospectus (except as to the financial statements and financial information contained therein), shall have been approved at or prior to the Closing Date by Sidley Austin Brown & Wood LLP, counsel for the Underwriters. The Underwriters shall have received from counsel to the Underwriters, such opinion or opinions with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as the Underwriters reasonably may request and such counsel shall have received such documents and other information as they request to enable them to pass upon such matters.

         (d) On the Closing Date, and if Option Stock is purchased at any date after the Closing Date, on such later date, the Underwriters shall have received an opinion addressed to the Underwriters, dated the Closing Date or, if related to the later sale of Option Stock, such later date, of Locke Liddell & Sapp LLP, counsel to the Company, to the effect set forth in Exhibit A hereto. In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials.

         (e) You shall have received from Ernst & Young LLP a letter addressed to the Underwriters dated the Closing Date and any later date on which Option Stock is purchased, confirming that Ernst & Young LLP are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder and based upon the procedures described in their letter delivered to the Underwriters concurrently with the execution of this Agreement (the "Original Letter"), but carried out to a date not more than three business days prior to the Closing Date or such later date on which Option Stock is purchased (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date or such later date, as the case may be; and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter that are necessary to reflect any changes in the facts described in the Original Letter since the date of the Original Letter or to reflect the availability of more recent financial statements, data or information. The letters shall not disclose any change, or any development involving a prospective change, in or affecting the business or properties of the Company which in your sole judgment makes it impractical or inadvisable to proceed with the public offering of the Shares or the purchase of the Option Stock as contemplated by the Prospectus.

         (f) The Company shall deliver to you a copy of a letter from Ernst & Young LLP, addressed to the Company, stating that their review of the Company's internal accounting controls, to the extent they deemed necessary in establishing the scope of their examination of the Company's financial statements as of December 31, 2003, did not disclose any weakness in internal controls that they considered to be material weaknesses.

         (g) On the Closing Date, and on any later date on which Option Stock is purchased, you shall have received a certificate, dated the Closing Date or such later date, as the case may be, signed by the Chief Executive Officer and Chief Financial Officer of the Company stating that the respective signers of said certificate have carefully examined the Registration Statement in the form in which it originally became effective and the Prospectus contained therein and any amendments or supplements thereto and this Agreement, and that statements
(i) through (vii) included in paragraph (b) of this Section 7 are true and correct.

         (h) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

         (i) You shall have been furnished evidence in the usual written or electronic form from the appropriate authorities of the several jurisdictions, or other evidence satisfactory to you, of the qualification referred to in paragraph (f) of Section 6 hereof.

         (j) Prior to the Closing Date, the Shares shall have been duly authorized for inclusion on the New York Stock Exchange, subject only to official notice of issuance.

         (k) On or prior to the Closing Date, W.R. Hambrecht + Co., LLC and J.P. Morgan Securities Inc. shall have received from at least ninety-five percent (95%) of the stockholders of the Company (calculated on a fully-diluted basis), including but not limited to all directors, executive officers and five percent (5%) stockholders, and Sapphire Advisors LLC and each of its principals, agreements, reasonably satisfactory to W.R. Hambrecht + Co., LLC, and J.P. Morgan Securities Inc. stating that such person or entity will not, without the prior written consent of W.R. Hambrecht + Co., LLC, directly or indirectly, (i) sell, offer, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option right or warrant to purchase, transfer the economic risk of ownership in, make any short sale, pledge or otherwise dispose of any shares of capital stock of the Company or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire any shares of capital stock of the Company, or
(ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of capital stock of the Company, whether any such transaction described in clause
(i) or (ii) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise, in each case, that such person or entity directly or beneficially owns or acquires, for a period of 360 days from the effective date of the Registration Statement.

         In case any of the conditions specified in this Section 7 shall not be fulfilled, this Agreement may be terminated by you giving notice to the Company. Any such termination shall be without liability of the Company to the Underwriters and without liability of the Underwriters to the Company; provided, however, that (i) in the event of such termination, the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraph (g) of Section 6 hereof; and (ii) if this Agreement is terminated by you because of any refusal or failure on the part of the Company to perform any of its obligations or agreement contained herein, to fulfill any of the conditions herein, or to comply with any provision hereof other than by reason of a default by the Underwriters, the Company will reimburse the Underwriters severally upon demand for all actual, accountable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the transactions contemplated hereby.

         8. CONDITIONS OF THE OBLIGATIONS OF THE COMPANY.

         (a) The obligations of the Company to deliver the Shares shall be subject to the conditions that (i) the Registration Statement shall have become effective and (ii) no stop order suspending the effectiveness thereof shall be in effect and no proceedings therefor shall be pending or threatened by the Commission.

         (b) In case either of the conditions specified in paragraph (a) of this
Section 8 shall not be fulfilled, this Agreement may be terminated by the Company by giving notice to you. Any such termination shall be without liability of the Company to the Underwriters and without liability of the Underwriters to the Company; provided, however, that in the event of any such termination the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraph (g) of
Section 6 hereof.

         9. INDEMNIFICATION AND CONTRIBUTION.

         (a) Subject to the provisions of paragraph (d) of this Section 9, the Company agrees to indemnify and hold harmless each Underwriter (and any person participating in the distribution who is deemed to be an underwriter (as defined in Section 2(11) of the Securities Act) and each person (including each member or officer thereof), if any, who controls any Underwriter or such person participating in the distribution who is deemed to be an underwriter (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages or liabilities, joint or several (and actions in respect thereof), to which such indemnified parties or any of them may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, and the Company agrees to reimburse each such Underwriter or any other such indemnified party and each such officer, director and controlling person for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) as incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities, or in connection with any investigation or inquiry of, or other proceeding that may be brought against, the respective indemnified parties, in each case arising out of or that are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstance under which they were made, not misleading, and (iii) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company or based upon written information furnished by or on behalf of the Company including, without limitation, slides, videos, films or tape recordings, used in connection with the marketing of the Shares, including without limitation, any untrue or alleged untrue statements communicated to securities analysts employed by the Underwriter; provided, however, that (i) the indemnity agreement of the Company contained in this paragraph (a) shall not apply to any such loss, claim, damage, liability or action if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter expressly for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto and (ii) the indemnity agreement contained in this paragraph
(a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or such persons) if the person asserting any such loss, claim, damage, liability or action purchased Shares that are the subject thereof to the extent that any such loss, claim, damage, liability or action (a) results from the fact that such Underwriter (or such persons) failed to send or give a copy of the Prospectus (as amended or supplemented) to such person at or prior to the confirmation of the sale of such Shares to such person in any case where such delivery is required by the Securities Act and (b) arises out of or is based upon an untrue statement or omission of a material fact contained in such Preliminary Prospectus that was corrected in the Prospectus (as amended and supplemented), unless such failure resulted from non-compliance by the Company with paragraph (c) of Section 6 hereof. The indemnity agreements of the Company contained in this paragraph (a) and the representations and warranties of the Company contained in Section 2 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery and payment for the Shares.

         (b) Subject to the provisions of paragraph (d) of this Section 9, each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, a "controlling person") and the other Underwriters against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise and to reimburse each of them for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding that may be brought against, the respective indemnified parties, in each case arising out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstance under which they were made, not misleading, in each case to the extent, but only to the extent, that such statement or omission was made in reliance upon and in conformity with information relating to such Underwriter furnished in writing by or on behalf of such indemnifying Underwriter to the Company expressly for use in the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto, and will reimburse, as incurred, any reasonable legal or other expenses incurred (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnity agreement of each Underwriter contained in this paragraph (b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery and payment for the Shares.

         (c) Each party indemnified under the provisions of paragraph (a) or (b) of this Section 9 agrees that, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against it, in respect of which indemnity may be sought on account of any indemnity agreement contained in such paragraphs, such indemnified party will promptly notify any party or parties from whom indemnification may be sought hereunder of the commencement thereof in writing. No indemnification provided for in such paragraphs shall be available to any party who shall fail to give such notice if the party to whom such notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which such notice would have related and was materially prejudiced by the failure to give the notice, but the omission to notify such indemnifying party or parties of any such service or notification shall not relieve such indemnifying party or parties from any liability that it or they may have to the indemnified party for contribution or otherwise than on account of such indemnity agreement. Any indemnifying party or parties against which a claim is to be made will be entitled, at its own expense, to participate in the defense of such action, suit, investigation or inquiry of, an indemnified party. Any indemnifying party shall be entitled, if it so elects within a reasonable time after receipt of notice from the indemnified party or parties of an action, suit, investigation or inquiry to which indemnity may be sought, to assume the entire defense thereof (alone or in conjunction with any other indemnifying party or parties), at its own expense, in which case such defense shall be conducted by counsel reasonably satisfactory to the indemnified party or parties; provided, however, that (i) if the indemnified party or parties has reasonably concluded after consultation with legal counsel that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel for the indemnified party or parties shall be entitled to conduct such defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties; and (ii) in any event, the indemnified party or parties shall be entitled to have counsel chosen and paid for by such indemnified party or parties participate in, but not conduct, the defense. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses (other than the reasonable costs of investigation) subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party has employed such counsel in connection with the assumption of different or additional legal defenses in accordance with the proviso to the immediately preceding sentence; or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. If no such notice to assume the defense of such action has been given within a reasonable time of the indemnified party's or parties' notice to such indemnifying party or parties, the indemnifying party or parties shall be responsible for any and all legal or other expenses incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding.

         (d) If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) above in respect of any losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) referred to in paragraphs (a) and (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by each of the contributing parties from the offering of the Shares; or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified, on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (after deducting the underwriting discount but before deducting expenses) and the total underwriting discount received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Shares. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

         The parties agree that it would not be just and equitable if contributions pursuant to this paragraph (d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable consideration referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph (d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Shares purchased by the Underwriter hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters obligations in this paragraph (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect to which a claim for contribution may be made against another party or parties under this paragraph (d), it will promptly notify such party or parties from whom contribution may be sought, but the omission to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it may have hereunder or otherwise (except as specifically provided in paragraph (c) of this Section 9). The contribution agreement set forth above shall be in addition to any liabilities that any indemnifying party may have at common law or otherwise.

         (e) No indemnifying party will, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such indemnified party or any person who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of such indemnified party and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

         10. REIMBURSEMENT OF CERTAIN EXPENSES. In addition to its other obligations under Section 9 of this Agreement, the Company hereby agrees to reimburse on a quarterly basis the Underwriters for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in paragraph (a) of Section 9 of this Agreement, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 10 and the possibility that such payments might later be held to be improper; provided, however, that (i) to the extent that any such payment is ultimately held to be improper, the Underwriters shall promptly refund it; and (ii) the Underwriters shall provide to the Company, upon request, reasonable assurances of their ability to effect any refund, when and if due.

         11. REPRESENTATIONS, ETC. TO SURVIVE DELIVERY. The respective representations, warranties, agreements, covenants, indemnities and statements of, and on behalf of, the Company and its officers and the Underwriters, respectively, set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, and will survive delivery of and payment for the Shares. Any successors to the Underwriters shall be entitled to the indemnity, contribution and reimbursement agreements contained in this Agreement.

         12. TERMINATION.

         (a) In addition to the termination described in Section 7 hereof, this Agreement (except for the provisions of Section 9 hereof) may be terminated by you by notice to the Company at any time prior to the Closing Date if: (i) the Company shall have sustained a loss by strike, fire, flood, accident or other calamity of such a character as to interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss was insured; (ii) trading in the Common Stock shall have been suspended or trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or limitations on such trading shall have been imposed or limitations on prices shall have been established on any such exchange or market system; (iii) an escalation of major hostilities or international conflict involving the United States or the declaration of war or a national emergency by the United States on or after the date hereof shall have occurred; (iv) any outbreak of hostilities, act of terrorism or other national or international calamity or crisis or material adverse change in economic or political conditions shall have occurred if the effect of such outbreak, terrorist act, calamity, crisis or change in economic or political conditions in the financial markets of the United States would, in your judgment, make the offering or delivery of the Shares impracticable; (v) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of, or commencement of any proceeding or investigation by, any court, legislative body, agency or other governmental authority shall have occurred that in the Underwriters' reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company; (vi) a banking moratorium shall have been declared by New York or United States authorities; or (vii) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs shall have occurred that in your judgment has a material adverse effect on the securities markets in the United States.

         (b) If this Agreement is terminated pursuant to this Section 12, there shall be no liability of the Company to the Underwriters and no liability of the Underwriters to the Company; provided, however, that in the event of any such termination, or if the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company agrees to indemnify and hold harmless the Underwriters from all accountable, reasonable, out-of-pocket costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraph (g) of
Section 6. Notwithstanding any termination of this Agreement, the provisions of
Section 9 hereof shall survive and remain in full force and effect.

         13. NOTICES. All communications hereunder shall be in writing and if sent to the Underwriters shall be mailed or delivered or emailed and confirmed by letter or telecopied and confirmed by letter to W.R. Hambrecht + Co., LLC at 539 Bryant Street, San Francisco, California 94107, Attn: Greg Hartmann and to J.P. Morgan Securities Inc., 277 Park Avenue, 9th Floor, New York, NY 10172
Attn: Syndicate Desk with copies to Sidley Austin Brown & Wood LLP, 555 California Street, San Francisco, California 94104, Attn: Michael F. Taylor, Esq., or, if sent to the Company, shall be mailed or delivered or emailed and confirmed to the Company at 4231 Walnut Bend, Suite 1-A, Jacksonville, Florida 32257, Attn: Bert Watson with copies to Lock Liddell & Sapp LLP, 2200 Ross Avenue, Suite 2200, Dallas, Texas 75201, Attn: Bryan Goolsby, Esq.

         14. SUCCESSORS. This Agreement shall be to the benefit of and be binding upon the Company and the Underwriters and, with respect to the provisions of Section 9 hereof, the several parties (in addition to the Company and the Underwriters) indemnified under the provisions of said Section 9, and their respective personal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Shares from the Underwriters.

         15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

         16. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the City of New York in the County of Manhattan or the courts of the State of New York in each case located in the City of New York in the County of Manhattan (collectively, the "Specified Courts"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

                           [INTENTIONALLY LEFT BLANK]

         If the foregoing correctly sets forth our understanding, please indicate the Underwriters' acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                             Very truly yours,

                                             SUNSET FINANCIAL RESOURCES, INC.


                                             By:
                                                 -------------------------------
                                                 Name:  John Bert Watson
                                                 Title: President and Chief
                                                          Executive Officer

Accepted as of the date first above written:

W.R. HAMBRECHT + CO., LLC
J.P. MORGAN SECURITIES INC.
STIFEL, NICOLAUS & COMPANY, INCORPORATED
AS REPRESENTATIVES OF THE UNDERWRITERS

By:  W.R. Hambrecht + Co., LLC



By:
     ---------------------------------------
     Name:
     Title:



By:  J.P. Morgan Securities Inc.



By:
     ---------------------------------------
     Name:
     Title:

                                   SCHEDULE 1

                                  UNDERWRITERS

                                                         NUMBER OF SHARES TO BE
                                                             PURCHASED FROM
             UNDERWRITER                                      THE COMPANY
             -----------                                 ----------------------
W.R. Hambrecht + Co., LLC..............................
J.P. Morgan Securities Inc.............................
Stifel, Nicolaus & Company, Incorporated...............

                                    EXHIBIT A

         Form of Opinion of Locke Liddell & Sapp LLP on Behalf of the Company

         (a) The Company is duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation with full power and authority (corporate and other) to own or lease its properties and to conduct its business as described in the Registration Statement and the Prospectus and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction set forth on Exhibit A hereto.

         (b) The authorized capital stock of the Company consists of ___________ shares of Preferred Stock, $_______ par value, of which there are no outstanding shares, and ___________ shares of Common Stock, $0.001 par value, of which there are outstanding ________ shares (including the Underwritten Stock and any shares of Option Stock issued on the date hereof, when issued and delivered to and paid for by the Underwriters as provided in the Underwriting Agreement). The securities of the Company conform in all material respects to the description thereof contained in the Prospectus. Proper corporate proceedings have been validly taken to authorize the Company's authorized capital stock and all outstanding shares of such capital stock (including the Underwritten Stock and the shares of Option Stock issued, if any) have been duly authorized and validly issued by the Company, are fully paid and nonassessable and have been issued in compliance with all Federal and state securities laws. Any Option Stock purchased after the Closing Date, when issued and delivered to and paid for by the Underwriters as provided in the Underwriting Agreement, will have been duly and validly issued and be fully paid and nonassessable. No preemptive rights, rights of first refusal or other rights exist with respect to the Shares, or the issue and sale thereof, pursuant to the Company's certificate of incorporation or bylaws, and there are no contractual preemptive rights that have not been waived, right of first refusal or rights of co-sale that exist with respect to the Shares.

         (c) SFR is duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation with full power and authority (corporate and other) to own or lease its properties and to conduct its business as described in the Registration Statement and the Prospectus and is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions set forth on Exhibit A hereto; all of the issued and outstanding shares of capital stock of each SFR have been duly authorized and validly issued and are fully paid and are non-assessable and are owned by the Company directly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

         (d) There are no rights of any holders of the Company's securities, not effectively satisfied or waived, to require registration under the Securities Act of any of the Company's securities or other securities of the Company in connection with the filing of the Registration Statement or with the offer or sale of the Shares.

         (e) There are no rights of any holders of the Company's securities to require the Company to register any securities under the Securities Act that are not described in the Registration Statement and the Prospectus.

         (f) The Company has full legal right, corporate power and authority to enter into the Underwriting Agreement and to consummate the transactions provided for therein. The Underwriting Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors' rights generally or by general principles of equity relating to the availability of remedies and except as rights to indemnity and contribution may be limited by Federal or state securities laws or the public policy underlying such laws.

         (g) None of the Company's execution or delivery of the Underwriting Agreement, its performance thereof, its consummation of the transactions contemplated therein or its application of the net proceeds of the offering in the manner set forth under the caption "Use of Proceeds," conflicts or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any property or assets of the Company or SFR pursuant to the terms of the articles of incorporation or bylaws of the Company or SFR; the terms of any indenture, mortgage, deed of trust, voting trust agreement, stockholder's agreement, note agreement or other agreement or instrument known to such counsel to which the Company or SFR is a party or by which either the Company or SFR is or may be bound or to which their respective properties may be subject; any statute, rule or regulation of any regulatory body or administrative agency or other governmental agency or body, domestic or foreign known to such counsel, having jurisdiction over the Company or SFR or any of their respective activities or properties; or any judgment, decree or order, known to such counsel, of any government, arbitrator, court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having such jurisdiction.

         (h) No consent, approval, authorization or order of any court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign, has been or is required for the consummation of the transactions contemplated in the Underwriting Agreement, except such as have been obtained under the Securities Act or may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

         (i) To the knowledge of such counsel, the conduct of the business of the Company and SFR is not in violation of any federal, state or local statute, administrative regulation or other law, which violation is likely to have a material adverse effect on the Company and its subsidiary, taken as a whole, and the Company and SFR has obtained all licenses, permits, franchises, certificates and other authorizations from state, Federal and other regulatory authorities as are necessary or required for the ownership, leasing and operation of its properties and the conduct of their respective businesses as presently conducted and as contemplated in the Prospectus.

         (j) The Registration Statement is effective under the Securities Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement or any amendment thereto has been issued, and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such counsel, are threatened or contemplated by the Commission.

         (k) The Registration Statement and the Prospectus (except for the financial statements, schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion), comply as to form in all material respects with the requirements of the Securities Act and Rules.

         (l) The descriptions contained and summarized in the Registration Statement and the Prospectus of franchises, contracts, leases, documents, or any threatened legal or governmental actions, suits or proceedings, are accurate and fairly represent in all material respects the information required to be shown by the Securities Act and the rules and regulations of the Commission thereunder. To such counsel's knowledge, there are no franchises, contracts, leases, documents, statues, regulations or any pending or threatened legal or governmental actions, suits or proceedings, which are required by the Securities Act and Rules to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

         (m) The statements (1) in the Prospectus under the captions "Certain Relationships"; "Description of Capital Stock"; "Shares Eligible for Future Sale"; "Federal Income Tax Consequences"; "Management of Our Company--Limitation of Liability and Indemnification"; "ERISA Considerations"; and "Material Provisions of Maryland Law and Our Articles of Incorporation and Bylaws" and (2) in the Registration Statement in Items 33 and 34, in all cases insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information required under the Securities Act and Rules with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein to the extent required by the Securities Act and Rules at the time the Registration Statement became effective, and did not contain any untrue statement of material fact or omit to state a material fact to be stated therein or necessary to make the statements therein not misleading.

         (n) The Company is not and will not be, after giving effect to the issuance and sale of the Shares and the application of the net proceeds therefrom as described under the caption "Use of Proceeds" in the Prospectus, an "investment company" or a "company" controlled by an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

         (o) Good and marketable title to the Shares sold under the Underwriting Agreement, free and clear of all liens, encumbrances, equities, security interests and claims, has been transferred to the Underwriters, assuming for the purpose of this opinion that the Underwriters purchased the same in good faith without notice of any liens, encumbrances, equities, security interests or adverse claims.

         (p) The Shares have been duly authorized for listing on the New York Stock Exchange upon official notice of issuance.

         (q) Commencing with the Company's taxable year ending December 31, 2004, and assuming the Company timely makes an election to be a REIT under Code
Section 856 through 860 of the Code with its U.S. federal income tax return for 2004, the Company has been organized and operated in conformity with the requirements for qualification as a REIT under the Code and the Company's current and contemplated method of operation as described in the Registration Statement and the Prospectus will enable it to continue to satisfy the requirements for qualification and taxation as a REIT under the Code.

         (r) As of the Closing Date, SFR and the Company have made, in a timely manner, the joint election necessary for SFR to qualify as a taxable REIT subsidiary ("TRS") under Section 856(l) of the Code.

         In addition, such counsel shall state that in the course of the preparation of the Registration Statement and the Prospectus, such counsel has participated in certain conferences with officers and representatives of the Company and with representatives of the Company's independent public accountants and the Underwriters, at which conferences such counsel made inquiries of such officers, representatives and accountants and discussed the contents of the Registration Statement and the Prospectus and (without taking any further action to verify independently the statements made in the Registration Statement and the Prospectus) and although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus, other than as specified in paragraph (l) above, on the basis of the foregoing, nothing has come to such counsel's attention that causes such counsel to believe that either the Registration Statement as of the date it is declared effective or the Prospectus as of the date thereof and as of the Closing Date (or if related to the later sale of the Option Stock, such later date) contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading (it being understood that such counsel need not express any opinion with respect to the financial statements, related notes and schedules and other financial and statistical data included in the Registration Statement or the Prospectus).